PARTICIPATION AGREEMENT

Among

First Security Benefit Life Insurance and Annuity
Company of New York,

Wells Fargo Variable Trust

and

Wells Fargo Funds Distributor, LLC

THIS AGREEMENT, dated as of the 12th day of December 2006, by and among First Security Benefit Life Insurance and Annuity Company of New York, (the “Company”), a stock life insurance company organized under the laws of the State of New York, on its own behalf and on behalf of each applicable Account (defined below) (each an “Account”), Wells Fargo Variable Trust (the “Fund”), a statutory trust formed under the laws of Delaware, and Wells Fargo Funds Distributor, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each representing an interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Distributor, which serves as the principal underwriter for the Fund’s shares, is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”); and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”); and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the various Portfolios of the Fund on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I. Availability and Sale of Fund Shares

1.1.        (a) The Fund has granted to the Distributor exclusive authority to distribute the Portfolio shares and to select which series or classes of Portfolio shares shall be made available to participating investors.  Pursuant to such authority, and subject to Article X hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios (defined below), such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Portfolios (other than a Portfolio that constitutes a “Designated Portfolio” as of the date of this Agreement) in existence now or that may be established in the future will be made available to the Company only as the Distributor may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof upon written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

(b) It is agreed that the Company, on behalf of an Account has access under this Agreement to all Portfolios of the Fund and all share classes thereof (including Portfolios and share classes created in the future) and that it shall not be necessary to list the Account, the Contracts, the Portfolios or the share classes on Schedule A.  It is further agreed that (i) a segregated asset account of the Company shall become an “Account” hereunder as of the date such segregated asset account first invests in a Portfolio and (ii) a Portfolio of the Fund shall become a “Designated Portfolio” hereunder as of the date an Account of the Company first invests in such Portfolio.  The parties may, in their discretion and for convenience and ease of reference, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.

1.2.          The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.           Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time)) shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares.  Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from the redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act).  In no event may orders received by the Company after the Fund’s close of business on any Business Day be aggregated with orders received prior to the Fund’s close of business on such day.  If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 4 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4.        The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus.  If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.  Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  The Fund or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Fund’s then current net asset value error correction policy and applicable law (including the policy’s definition of the term “material”).  To the extent that recalculation of one or more transactions does not make the Company’s account with a Fund “whole,” the Distributor shall make such account “whole.”  The Distributor shall not be responsible for payment of any costs of reprocessing transactions in units issued by an Account (or a sub-account of an Account) under the Contracts arising out of an error in the calculation of a Fund’s net asset value, dividends or capital gains distributions if such error is discovered and corrected within five business days.  In the event that any such material error is not corrected within five business days, any administrative or other reprocessing costs incurred for correcting underlying Contract owner accounts shall be at the Distributor’s expense.

1.5.          The Fund shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6.          Issuance and transfer of Fund shares shall be by book entry only.  Share certificates will not be issued to the Company or the Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.          Disruptive Trading.  The Fund has adopted policies designed to prevent frequent purchases and redemptions of any series of Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio.  These policies are disclosed in the Fund’s prospectus.  From time to time, the Fund and the Distributor implement procedures reasonably designed to enforce the Fund’s disruptive trading policies and shall provide a written description of such procedures (and revisions thereto) to the Company.  Such procedures may include the imposition of redemption fees as identified in Section 5.5 of this Agreement.  The Company agrees to develop, adopt and maintain policies regarding transactions in Account units reasonably designed to complement the Fund’s disruptive trading policies, and to implement Account transaction procedures reasonably designed, from time to time, to effectuate the Fund’s procedures for preventing disruptive trading in Fund shares.

1.8.                           (a)  The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior written notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

(e) The Company shall not substitute share of another investment company for share of one or more Funds without providing written notice to the Distributor at least 90 days in advance of effecting any such substitution.

1.9           The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

2.1.           The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2.          The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.          The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4.          The Distributor represents and warrants that: (a) it is a limited liability company duly organized and in good standing under Delaware law; and (b) it is registered as a broker-dealer with the SEC and under applicable state securities laws and is a member in good standing of the National Association of Securities Dealers (“NASD”).

2.5.          The Fund and the Distributor represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6           The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.          The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio as the Company may reasonably request to deliver to existing Contract owners and for marketing of the Contracts.  If requested by the Company in lieu thereof, the Fund shall provide such documents (including a “"camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.  The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2.          The Fund's prospectus shall state that the current SAI for the Fund is available.

3.3.          The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, which consent shall not be unreasonably withheld.

3.4.          So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)           Provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company.  The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.  In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Designated Portfolio for which no voting instructions have been received.

(b)            Solicit voting instructions from Contract holders itself and vote shares of the Designated Portfolio in accordance with instructions received from Contract holders.  The Company shall vote the shares of the Designated Portfolios for which no instructions have been received in the same proportion as shares of the Designated Portfolio for which instructions have been received.

3.5           The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV.         Sales Material, Administration and Servicing of the Contracts, and Information

4.1           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Distributor is named.  No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  After receiving the Fund’s or Distributor’s consent to the use of any such material, no further material changes may be made without obtaining the Fund’s or Distributor’s consent to such changes.  The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Distributor is named, and no such material shall be used if the Fund or its designee so objects.  The Company shall be responsible for filing any such materials with the NASD as applicable.

4.2           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the prospectus or SAI for the Fund shares, as such prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3           The Fund and the Distributor, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.  The Distributor shall be responsible for filing any such materials with the NASD as applicable.

4.4           The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5           The Fund will provide to the Company at least one complete copy of all prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6           The Company will provide to the Fund at least one complete copy of all prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.7           The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's prospectus or SAI, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.  The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8           The Company shall provide to the Fund and the Distributor any complaints received from the Contract owners pertaining to the Fund or a Designated Portfolio and the Fund and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts or the Company.

4.9            Anti-Money Laundering.  The Company shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.

4.10          Administration and Servicing of the Contracts.  The Company shall provide to Contract owners all Fund reports and updated Fund prospectuses as required under the federal securities laws, provided that Fund or Distributor has delivered copies of such Fund reports and prospectuses to the Company as required by Article III of this Agreement.

4.11       Trade Names.  No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked.  The Company shall not use in advertising, publicity or otherwise the name of the Fund, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Fund, Distributor, or their affiliates without the prior written consent of the Fund or the Distributor in each instance.

ARTICLE V.          Fees and Expenses

5.1           The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing, so long as the recipient of such Rule 12b-1 Plan payments is an SEC registered broker-dealer.

5.2           All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.  The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3           The Fund will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.  The Fund shall also bear the expense of printing and postage with respect to Fund prospectuses, annual and semi-annual reports and all other Fund reports delivered to existing Contract owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Fund or the Company).

5.4           The Company shall bear the expense of distributing all prospectuses and reports to prospective Contract owners.  The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners.  The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

5.5           Redemption Fees.  As a procedure in furtherance of its policies on disruptive trading of Fund shares, the Fund may assess fees, to be paid by one or more Contract owners upon redemption of shares of one or more series or classes of the Fund within certain stated time periods after such shares have been purchased.  The Fund agrees to provide Company 90 days notice of its intent to implement any redemption fee.

ARTICLE VI.        Qualification

6.1           The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions).  Without limiting the scope of the foregoing, each Designated Portfolio represents and warrants that it has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund and the Distributor shall sell shares only to life insurance companies and their separate accounts and to any qualified retirement plan investing directly in the Fund (“Participating Plans”) (such insurers and Participating Plans being “Qualified Persons”)  that qualify to purchase shares of the Fund under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h).  The Fund and the Distributor shall not sell more than 10% of any Portfolio’s shares to any Participating Plan unless an agreement is in effect between the Fund and the Distributor and the trustee (or other fiduciary) of the Participating Plan containing provisions substantially the same as those in Article VI of this Agreement. The Fund and the Distributor shall not sell shares to any Participating Plan unless a written acknowledgment of the foregoing condition is received from the trustee (or other fiduciary) of the Participating Plan.

6.2            The Fund represents and warrants that it is qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3           The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.  The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.  The Company hereby represents and warrants that it and each Account are Qualified Persons.  The Fund and the Distributor shall not sell shares to any insurance company or separate account unless an agreement is in effect between the Distributor, the Fund and the insurance company containing provisions substantially the same as those in Article VI of this Agreement.

ARTICLE VII.       Potential Conflicts

7.1           SEC Order.  The parties to this Agreement acknowledge that the Fund has obtained an SEC order (the “SEC Order”) granting exemptions from various provisions of the 1940 Act and the rules thereunder to a separate account investing all or a portion of its assets in Fund shares, including the Accounts (“Participating Accounts”) supporting variable life insurance policies to the extent necessary to permit them to hold Fund shares when Fund shares also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated insurance companies with a Participating Account, including the Company (“Participating Insurance Companies”) and other Qualified Persons .  The SEC Order is conditioned upon the Fund and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VII.  The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VII.

7.2.           Company Monitoring Requirements.  The Company will monitor its operations and those of the Fund for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, and owners of variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts (“Product Owners”).

7.3.            Company Reporting Requirements.  The Company shall report any conflicts or potential conflicts to the Fund Board and will provide the Fund Board, at least annually, with all information reasonably necessary for the Fund Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order.  The Company also shall assist the Fund Board in carrying out its obligations including, but not limited to:  (a) informing the Fund Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Fund Board may reasonably request.  The Company will carry out these obligations with a view only to the interests of Contract Owners.

7.4.           Fund Board Monitoring and Determination.  The Fund Board shall monitor the Fund for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts.  A majority vote of Trustees who are not interested persons of the Fund as defined in the 1940 Act (the “disinterested trustees”) shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict.  The Fund Board shall give prompt written notice to the Company and Participating Plan of any such determination.  Minutes of the meetings of the Fund Board, or other appropriate records of the Fund, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.

7.5.            Undertaking to Resolve Conflict.  In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Fund attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change.  The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

7.6.            Withdrawal.  If a material irreconcilable conflict arises because of the Company’s decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, if the Fund Board so requests, the Company will redeem the shares of the Fund to which the disregarded voting instructions relate and terminate this Agreement with respect to the Account through which such Contracts were issued.  No charge or penalty, however, will be imposed in connection with such redemption.

7.7.            Expenses Associated with Remedial Action.  In no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract.  The Company shall not be required by this Article VII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

7.8.           Successor Rules.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

Article VIII.            Indemnification

8.1           Indemnification by the Company

8.1(a).      The Company agrees to indemnify and hold harmless each of the Fund and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor for use in the registration statement, prospectus or SAI for the

Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii)            arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv)           arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b).           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

(c).           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d).           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2           Indemnification by the Distributor

8.2(a).      The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Fund or the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Distributor) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)            arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor or the Fund; or

(iv)            arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b).           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c).           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Distributor shall be entitled to participate, at its own expense, in the defense of such action.  The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d).           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3           Indemnification by the Fund

8.3(a).           The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)           arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)            arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

(b).           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c).           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense of such action.  The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d).           The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

8.4.           Rule of Construction.  It is the parties’ intention that, in the event of an occurrence for which the Fund has agreed to indemnify the Company, the Company shall seek indemnification from the Fund only in circumstances in which the Fund is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

ARTICLE IX.         Applicable Law

9.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

9.2.           This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.  If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X.  Termination

10.1.         This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other parties based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other parties in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Fund or Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Fund or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company by 15 day advance written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply with either provision; or

(g)
termination by either the Fund or the Distributor by written notice to the other parties, if either one or both the Fund and the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by 15 day advance written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Distributor of the date of substitution.

10.2.         Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios.  Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

10.3.         Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.         Notices

Any notice shall be sufficiently given when sent by registered or certified mail or delivered by courier to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	First Security Benefit Life Insurance and Annuity Company of New York Attention Chief Administrative Officer 70 West Red Oak Lane, 4th Floor White Plains, NY 10604
If to the Insurance Underwriter:	Security Distributors, Inc. Attention General Counsel One Security Benefit Place Topeka, KS 66636
If to the Fund or Distributor	Wells Fargo Funds Distributor, LLC 525 Market Street, 12th Floor San Francisco, California 94105 AAttn: National Accounts

ARTICLE XII.  A  pplicability to New Accounts and New Contracts

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any series or class, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Funds.  Such amendments may be made effective by each party acknowledging in writing its approval of a copy of the revised schedule.  The provisions of this Agreement shall be equally applicable to each such class of Contracts, series, class or separate account, as applicable, effective as of the date of amendment of such schedule, unless the context otherwise requires.  The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

ARTICLE XIII.       Miscellaneous

13.1.         All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios as though each such Designated Portfolio had separately contracted with the Company and the Distributor for the enforcement of any claims against the Fund.  The parties agree that neither the Board, officers, agents nor shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

13.2.         Subject to the requirements of legal process and regulatory authority, the Fund and the Distributor shall treat as confidential the names and addresses of the owners of the Contracts.   Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

13.3.         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4.         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6.         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

                13.7.        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8         This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

First Security Benefit Life Insurance and Annuity Company of New York	By its authorized officer
By: THOMAS A. SWANK
Title:President
Date:7/30/07

Wells Fargo Variable Trust	By its authorized officer
By: C. DAVID MESSMAN
Title:Secretary
Date: 6/11/07

Wells Fargo Funds Distributor, LLC	By its authorized officer
By: CARA PECK
Title: President
Date: 7/30/07

Security Distributor, Inc.	By its authorized officer
By: BRENDA M. HARWOOD
Title: Vice President
Date: 7/30/07

12/12/06

Schedule A

Account(s)	Contract(s)	Portfolio(s)
Separate Account A	FSB216, FSB242	All Portfolios and share classes of any variable insurance fund for which Wells Fargo Funds Distributor, LLC acts as the underwriter.

A-1

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT: RULE 30e-3

First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Security Distributors, LLC (formerly Security Distributors, Inc.), a broker-dealer affiliated with the Company (the “Insurance Underwriter”), Wells Fargo Variable Trust (the “Fund”), a statutory trust formed under the laws of Delaware, and Wells Fargo Funds Distributor, LLC (the “Distributor”), a Delaware limited liability company, have entered into a participation agreement dated December 12, 2006 (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Insurance Underwriter, the Fund, and Distributor (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund and Distributor are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund and the Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund and the Distributor shall be responsible for sending a .pdf of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than seven (7) days before the date that the Required Materials are required to be posted online by Rule 30e-3. Without limiting the generality of the foregoing in any manner, the Fund and the Distributor shall be responsible for ensuring that the Required Materials:

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(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Fund and Distributor are unable to provide the Required Materials in the manner set forth in section 2, the Fund and Distributor shall promptly notify the Company. The Fund and Distributor shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Fund or Distributor from their obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and Distributor.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund and the Distributor shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Article V of the Participation Agreement. If requested by the Company in lieu thereof, the Fund and the Distributor shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below.

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)

30e-3 Required Materials	Distribution (including website hosting and maintenance)	Fund

10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

2

(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. The Fund and the Distributor specifically agree to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Fund or Distributor to provide the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of April 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK		WELLS FARGO VARIABLE TRUST

By:	DOUGLAS WOLFF	By:	ANDREW OWEN

Print Name:	Douglas Wolff	Print Name:	Andrew Owen

Title:	President	Title:	President

SECURITY DISTRIBUTORS, LLC		WELLS FARGO FUNDS DISTRIBUTOR, LLC

By:	MARK CARR	By:	RENE S. PICAZO

Print Name:	Mark Carr	Print Name:	Rene S. Picazo

Title:	Assistant Vice President	Title:	President

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EXHIBIT 1

Specified Website

https://dfinview.com/SecurityBenefit?site=FSBL

4